Exhibit 10(a)



==============================================================================



                          STOCKHOLDER'S AGREEMENT


                                  between


                          WALTER INDUSTRIES, INC.

                                    AND

                        THE CELOTEX CORPORATION, IN
                        ITS CAPACITY AS THE CELOTEX
                         SETTLEMENT FUND RECIPIENT

                           ______________________

                               March 17, 1995

                           ______________________



==============================================================================

                             TABLE OF CONTENTS

                                                                       Page
                                                                       ----

1.   Restrictions on Transfer of Shares Owned by Celotex  . . . . . . .   1

2.   Voting of Common Stock Owned by Celotex  . . . . . . . . . . . . .   1

3.   After-Acquired Securities  . . . . . . . . . . . . . . . . . . . .   2

4.   Stock Certificate Legend . . . . . . . . . . . . . . . . . . . . .   2

5.   Representations and Warranties of the Parties  . . . . . . . . . .   2

     5.1   Authority  . . . . . . . . . . . . . . . . . . . . . . . . .   2
     5.2   Binding Obligation . . . . . . . . . . . . . . . . . . . . .   3
     5.3   No Conflicts/Approvals . . . . . . . . . . . . . . . . . . .   3

6.   Specific Performance . . . . . . . . . . . . . . . . . . . . . . .   3

7.   Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . .   3

     7.1   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     7.2   Severability . . . . . . . . . . . . . . . . . . . . . . . .   4
     7.3   Third-Party Beneficiary  . . . . . . . . . . . . . . . . . . . 4
     7.4   Amendment  . . . . . . . . . . . . . . . . . . . . . . . . .   4
     7.5   Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     7.6   Variations in Pronouns . . . . . . . . . . . . . . . . . . .   5
     7.7   Governing Law  . . . . . . . . . . . . . . . . . . . . . . .   5
     7.8   Further Assurances . . . . . . . . . . . . . . . . . . . . .   5
     7.9   Successors and Assigns . . . . . . . . . . . . . . . . . . .   5
     7.10  Counterparts . . . . . . . . . . . . . . . . . . . . . . . .   5

                          STOCKHOLDER'S AGREEMENT
                          -----------------------


          STOCKHOLDER'S AGREEMENT, dated as of March 17, 1995, by and between Walter Industries, Inc., a Delaware corporation (the "Company"), and The Celotex Corporation, solely in its capacity as the Celotex Settlement Fund Recipient under the Second Amended and Restated Veil Piercing Settlement Agreement dated as of November 22, 1994 ("Celotex"), as the same may be amended or modified (the "VPSA").

          WHEREAS, each of Celotex, solely as the Celotex Settlement Fund Recipient, and holders of Allowed Claims in Classes S-1, S-2, S-6, U-4, U-5, U-6 and holders of Class E-1 Interests will acquire shares of New Common Stock, par value $.01 per share, of the Company pursuant to the Amended Joint Plan of Reorganization dated as of December 9, 1994, as the same may be amended or modified (the "Consensual Plan").

          All capitalized terms used herein and not otherwise defined herein have the meaning ascribed to them in the Consensual Plan.

          NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the adequacy of which are hereby acknowledged, the parties hereto agree as follows:

          1.   Restrictions on Transfer of Shares Owned by Celotex.
               ---------------------------------------------------
Celotex shall not, nor shall Celotex permit any of its Affiliates to, offer, sell, transfer, give, assign, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of (whether by operation of law or otherwise) (collectively, "transfer") any shares of New Common Stock or any right, title or interest therein or thereto to any Person that is (a) a successor to Celotex as a Celotex Settlement Fund Recipient, (b) a beneficiary of the Celotex Settlement Fund Recipient or (c) a creditor of The Celotex Corporation, in its capacity as such, unless in each case such Person delivers to the Company an instrument, in form and substance reasonably satisfactory to the Company, pursuant to which it agrees to be bound by the terms and conditions of this Agreement to the same extent as Celotex is bound hereby.

          2.   Voting of Common Stock Owned by Celotex.  In any vote or
               ---------------------------------------
action by written consent by holders of New Common Stock voting or taking action by written consent on any matter submitted to a vote of stockholders of the

Company, Celotex will vote or execute written consents with respect to its shares of New Common Stock for and/or against such matter in proportion to the votes cast or consents executed and delivered by the other holders of New Common Stock who voted or executed and delivered written consents, as the case may be. The Company will advise Celotex of the proportion of such votes, and Celotex shall have no responsibility for the determination thereof. Celotex shall be present, in person or by proxy, at all meetings of holders of New Common Stock so that all shares of New Common Stock beneficially owned by Celotex may be counted for the purpose of determining the presence of a quorum at such meeting.

          3.   After-Acquired Securities.  All of the provisions of this
               -------------------------
Agreement shall apply to all of the shares of New Common Stock or other voting securities of the Company now owned or which may be issued or transferred hereafter to Celotex as a result of its ownership of New Common Stock, whether such issuance or transfer is in respect of, in exchange for, in substitution of or in reclassification of, any shares of New Common Stock, or is in consequence of any purchase as a result of its exercise of option or other rights granted in connection with its ownership of New Common Stock, corporate reorganization or any other form of recapitalization, consolidation, merger, share split or share dividend or otherwise.

          4.   Stock Certificate Legend.  A copy of this Agreement shall be
               ------------------------
filed with the Secretary of the Company and kept with the records of the Company. Each certificate representing shares of New Common Stock or other voting securities of the Company referred to in Section 3 above now held or hereafter acquired by or issued or transferred to Celotex shall, for as long as this Agreement is effective, bear a legend as follows:

     The securities represented by this Certificate are restricted by the terms of the Stockholder's Agreement, dated as of March 17, 1995 between the Company and The Celotex Corporation, in its capacity as the Celotex Settlement Fund Recipient, a copy of which may be inspected at the Company's principal office.

          5.   Representations and Warranties of the Parties.  Celotex
               ---------------------------------------------
represents and warrants to the Company that:

               5.1  Authority. The execution, delivery and performance of
                    ---------
this Agreement by it has been duly authorized by all necessary action.

               5.2  Binding Obligation. It has duly and validly executed
                    ------------------
and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

               5.3  No Conflicts/Approvals. The execution, delivery and
                    ----------------------
performance of this Agreement will not conflict with or result in the breach or violation of any of the terms or conditions of, or constitute (or with notice or lapse of time or both, would constitute) a default under (i) its constituting or governing documents; (ii) any instrument, contract or other agreement by or to which it is a party or its assets are bound or subject; (iii) any statute, regulation, order, judgment or decree of any court or governmental or regulatory body; or (iv) any license, permit, order or approval of any governmental or regulatory body respecting it or its business. No approval or consent of any foreign, Federal, state, county, local or other governmental or regulatory body or court or other Person is required in connection with the execution, delivery or performance of this Agreement by it.

          6.   Specific Performance.  The parties hereto intend that the
               --------------------
Company has the right to seek specific performance in the event that Celotex fails to perform its obligations hereunder. Therefore, if the Company shall institute any action or proceeding to enforce the provisions hereof, Celotex hereby waives any claim or defense therein that the Company has an adequate remedy at law.

          7.   Miscellaneous.
               -------------

               7.1  Notices. All notices or other communication required or
                    -------
permitted hereunder shall be in writing and shall be delivered personally, telegraphed or telexed, or sent by facsimile transmission, certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or by facsimile transmission or sent by certified, registered or express mail or, if mailed, five days after the date of deposit in the United States mail, as follows:

     (i)  If to the Company, to it at:

          Walter Industries, Inc.
          1500 North Dale Mabry Highway
          Tampa, Florida 33607

          Facsimile:  (813) 871-4430
          Attention:  Kenneth J. Matlock
                      William H. Weldon
          with a copy to:

          Simpson Thacher & Bartlett
          425 Lexington Avenue
          New York, New York 10017

          Facsimile:  (212) 455-2502
          Attention:  Peter J. Gordon

    (ii) if to Celotex, to it at:

          The Celotex Corporation
          4010 Bay Scout Boulevard
          Tampa, Florida 33607

          Facsimile:  (813) 873-4294
          Attention:  John Borreca

          with a copy to:

          Bush Ross Gardens Warren & Rudy, P.A.
          220 South Franklin Street
          Tampa, Florida  33602
          Facsimile:  803-223-9620
          Attention:  Jeffrey Warren, Esq.


Any party may by notice given in accordance with this Section 7.1 designate another address or person for receipt of notices hereunder.

               7.2  Severability.  In the event any provision hereof is
                    ------------
held void or unenforceable by any court, then such provisions shall be severable and shall not affect the remaining provisions hereof.

               7.3  Third-Party Beneficiary.  Each stockholder of the
                    -----------------------
Company is a third-party beneficiary to this Agreement and is entitled to the rights and benefits hereunder, and each Person who beneficially owns, as such term is defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended, 5% or more of the outstanding New
Common Stock (each, a "5% Third Party Beneficiary") may enforce the provisions hereof as if it were a party hereto.

               7.4  Amendment.  This Agreement may be amended from time to
                    ---------
time by a written amendment duly executed and delivered by the parties hereto, with the consent of each 5% Third Party Beneficiary.

               7.5  Waiver.  Any failure by a party hereto to comply with
                    ------
any obligation, agreement or condition herein may be expressly waived in writing by each of the other parties hereto and with the consent of each 5% Third Party Beneficiary, but such waiver or failure to insist upon strict compliance with such obligation, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any such subsequent or other failure.

               7.6  Variations in Pronouns.  All pronouns and any
                    ----------------------
variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

               7.7  Governing Law.  This Agreement shall be governed and
                    -------------
construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State.

               7.8  Further Assurances.  Each of the parties shall, and
                    ------------------
shall cause their respective Affiliates to, execute such instruments and take such action as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives.

               7.9  Successors and Assigns.  This Agreement shall inure to
                    ----------------------
the benefit of the parties hereto and their respective successors and assigns and shall be binding on successors and assigns of Celotex to the extent provided in Section 3.22(c) of the Consensual Plan and Appendix A, paragraph P to the VPSA.

               7.10  Counterparts.  This Agreement may be executed in one
                     ------------
or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the undersigned have executed, or have cause to be executed, this Agreement as of the date first written above.


                    WALTER INDUSTRIES, INC.


                    By:   /s/ Kenneth J. Matlock
                       ----------------------------------------------------
                       Name:  Kenneth J. Matlock
                       Title: Executive Vice President



                    THE CELOTEX CORPORATION
                    in its capacity as the Celotex Settlement Fund
                    Recipient


                    By:   /s/ Kenneth E. Hyatt
                       ----------------------------------------------------
                       Name:  Kenneth E. Hyatt
                       Title: President and Chief Executive Officer